[EXECUTION]

Chanticleer Holdings, Inc.

2,444,450 Units

UNDERWRITING AGREEMENT

June 21, 2012

Merriman Capital, Inc.

600 California Street

9th Floor

San Francisco, CA 94108

Dawson James Securities, Inc.

925 S. Federal Highway

6th Floor

Boca Raton, Florida 33432

As Representatives of the

Underwriters

Ladies and Gentlemen:

Chanticleer Holdings, Inc, a Delaware corporation (the “Company”), proposes to sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as representatives (each of Merriman Capital, Inc. and Dawson James Securities, Inc., collectively referred to herein as the “Representative” or “you”) an aggregate of 2,444,450 units (the “Firm Units”) at a price of $4.23 per Unit, with each unit consisting of one share of the Company’s common stock, $0.0001 par value (the “Common Stock”), and one warrant (“Warrant”) to purchase one share of Common Stock. The respective amounts of Firm Units to be so purchased by each of the several Underwriters are set forth opposite their respective names in Schedule I hereto. The Company also proposes to sell, at the Underwriters’ option (“Overallotment Option”), an aggregate of up to 366,667 additional units of the Company (the “Option Units”) as set forth below. The terms of the Warrants are provided for in the form of a Warrant Agreement (as defined herein).

As the Representative, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Units set forth opposite their respective names in Schedule I, plus their portion of the Option Units if you elect to exercise the Over-allotment Option in whole or in part for the accounts of the several Underwriters. The Firm Units and the Option Units (to the extent the aforementioned option is exercised) are hereinafter collectively referred to as the “Units”, and the Units, the shares of Common Stock and the Warrants included in the Units and the shares of Common Stock issuable upon exercise of the Warrants included in the Units are hereinafter referred to as the “Securities.”

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In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.	Representations and Warranties of the Company.

The Company represents and warrants to each of the Underwriters as follows:

(a) A registration statement on Form S-1 (File No. 333-178307) with respect to the Units, the shares of Common Stock included in the Units, and the Warrants has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement originally filed with the Commission on December 2, 2011, as amended by any amendments thereto and together with any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A or 430C under the Securities Act and contained in the Prospectus referred to below, has become effective under the Securities Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement (the “Effective Date”). “Prospectus” means the form of prospectus filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Securities Act. The preliminary prospectus included in the Registration Statement as of the Applicable Time (as defined below) is herein referred to as the “Preliminary Prospectus.” Any reference herein to the Prospectus shall be deemed to include any supplements or amendments thereto filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Securities Act, and prior to the termination of the offering of the Units by the Underwriters. The Securities have been authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the NASDAQ Capital Market, and the Company knows of no reason or set of facts which is likely to adversely affect such authorization.

(b) As of the Applicable Time and as of the Closing Date or the Option Closing Date, as the case may be, the Preliminary Prospectus and the information included on Schedule II hereto, all considered together (collectively, the “General Disclosure Package”) did not and will not include any untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the General Disclosure Package in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described in Section 11 herein. The Company has not prepared or used and will not prepare or use a “free writing prospectus” as defined in Rule 405 under the Securities Act, in connection with the offering of Securities. As used in this subsection and elsewhere in this Agreement, “Applicable Time” means 5:00 p.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representative.

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(c) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company has the subsidiaries, direct or indirect, as disclosed in the General Disclosure Package (collectively, the “Subsidiaries”). Other than the Company’s Subsidiaries, or as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries own, directly or indirectly, any equity or other ownership interests in any other entity. The Company and each of its Subsidiaries are duly qualified to transact business and in good standing in all jurisdictions in which the conduct of its business requires such qualification except for any jurisdiction where the failure to be so qualified would not be reasonably expected to have a Material Adverse Effect (as defined below).

(d) The outstanding shares of Common Stock and all shares of the Company Common Stock that may be issued upon exercise or conversion of any outstanding convertible securities, will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are fully paid and non-assessable. The Units and the shares of Common Stock included in the Units have been duly authorized and, when issued and paid for as contemplated herein, will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of such Units or shares or the issue and sale thereof. The shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and, when issued and paid for as contemplated in the Warrants and the Warrant Agreement, will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of such shares or the issue and sale thereof.

(e) The Warrants included in the Units have been duly authorized and, when executed by the Company, countersigned in the manner provided for in the Warrant Agreement and delivered and paid for as contemplated herein, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to equitable principles of general applicability (regardless of whether enforcement is considered in a proceeding in equity or at law).

(f) Except as disclosed in the Registration Statement and the Prospectus: (i) there are no shares of capital stock of the Company authorized, issued, reserved for issuance or outstanding; (ii) there are no outstanding options or other rights of any kind, which obligate the Company or any of its Subsidiaries to issue, deliver or dispose of any shares of capital stock, voting securities or other equity interests of the Company or any of its Subsidiaries or any securities or obligations convertible into or exchangeable into or exercisable for any shares of capital stock, voting securities or other equity interests of the Company or any of its Subsidiaries (collectively, “Company Securities”); (iii) there are no restricted shares, stock appreciation rights, performance units, contingent clause rights, “phantom” equity or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities of or ownership interests in, the Company or any of its Subsidiaries, to which the Company or any of its Subsidiaries is bound; (iv) there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities; (v) there are no other options, calls, warrants, pre-emptive rights or other similar rights, agreements, arrangements or commitments of the Company or any of its Subsidiaries of any character relating to the issued or unissued capital stock or other equity interest of the Company or any of its Subsidiaries to which the Company or any of its Subsidiaries is a party; and (vi) there are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of the Company’s Common Stock may vote.

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(g) Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of the Company. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in a registration statement to be filed by the Company.

(h) The information set forth under the caption “Capitalization” in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) is true and correct. All of the Securities conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. The form of the certificates for the shares of Common Stock complies with the Delaware General Corporation Law. Except as disclosed in the Registration Statement, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party relating to the voting of any shares of capital stock of the Company or granting to any person the right to elect, or to designate or nominate for election, a director to the Board of Directors of the Company or any of its Subsidiaries.

(i) Neither the Commission nor any state regulatory authority has issued an order preventing or suspending the use of the Preliminary Prospectus or the Prospectus relating to the proposed offering of the Units, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the Company’s knowledge, threatened by the Commission or any state regulatory authority. Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the effectiveness of the Registration Statement and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or is pending or, to the Company’s knowledge, is contemplated or threatened by the Commission. The Registration Statement complies as to form in all material respects to, and the Prospectus and any amendments or supplements thereto will comply as to form to, the requirements of the Securities Act and the Rules and Regulations. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of a material fact; and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described in Section 11 herein.

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(j) The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Units other than the Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Securities Act.

(k) The financial statements of the Company, together with related notes and schedules as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly the financial position and the results of operations and cash flows of the Company, at the indicated dates and for the indicated periods. Such financial statements and related schedules comply with the applicable accounting requirements of the Securities Act and the Rules and Regulations and have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required.

(l) Creason & Associates, P.L.L.C., who have certified certain financial statements that are filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(m) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company is not aware of any (i) material weakness in its internal control over financial reporting or (ii) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

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(n) Since the fiscal year ended December 31, 2009, the Company has timely filed all reports, forms, schedules, statements, prospectuses, registration statements and other documents required to be filed by it with the Commission (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Company SEC Documents”). No Subsidiary of the Company is required to file, or files, any form, report or other document with the Commission since January 1, 2009. Each Company SEC Document, as of its filing date or, if amended or supplemented prior to the date of this Agreement, as of the date of its last such amendment or supplement, complied as to form in all material respects, and each such Company SEC Document filed subsequent to the date hereof will comply as to form, in all material respects, with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as the case may be, and the rules and regulations promulgated thereunder, applicable to such Company SEC Documents. Each Company SEC Document, as of its filing date or, if amended or supplemented prior to the date of this Agreement, as of the date of its last such amendment or supplement, did not, and each such Company SEC Document filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(o) The consolidated balance sheets and the related consolidated statements of income, stockholders’ equity, and cash flows of the Company included in the Company SEC Documents, each as amended prior to the date hereof (i) have been prepared in accordance with GAAP (except as may be indicated in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and (ii) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments).

(p) Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (the “Sarbanes-Oxley Act”) has been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act. The Company has taken all reasonable necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply..

(q) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or, to the knowledge of the Company, pending or threatened against the Company or any of its Subsidiaries or the Company’s or and of its Subsidiaries’ officers, directors or special advisors, before any court or administrative agency or otherwise which if determined adversely to the Company or any of its Subsidiaries would either (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations, financial condition or prospects of the Company or any of its Subsidiaries or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”), except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

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(r) All material leases of the Company and each of its Subsidiaries are valid and subsisting and in full force and effect.

(s) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, there has not been any event or development in respect of the business or condition of the Company or any of its Subsidiaries that, individually or in the aggregate, would have a Material Adverse Effect, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into by the Company or any of its Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, and no member of the Company’s or its Subsidiaries’ management or board of directors has resigned from any position with the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has any material contingent obligations which are not disclosed in the Company's financial statements which are included in the Registration Statement, the General Disclosure Package and the Prospectus.

(t) Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise specifically stated therein or in this Agreement, neither the Company nor any of its Subsidiaries has: (i) issued any securities; (ii) incurred any liability or obligation, direct or contingent, for borrowed money; or (iii) declared or paid any dividend or made any other distribution on or in respect of its respective capital stock.

(u) Neither the Company nor any of its Subsidiaries is, nor with the giving of notice or lapse of time or both, will be, (i) in violation of its respective organizational documents; (ii) except as set forth on the Disclosure Schedule, in violation of or in default under any agreement, lease, contract, indenture, mortgage, deed of trust or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound, or (iii) in violation of any law, order, rule or regulation, judgment, order, writ or decree applicable to such entity of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over such entity, its properties or assets, the violation of which would have a Material Adverse Effect on the Company or its Subsidiaries. The execution, delivery and performance of this Agreement and the Warrant Agreement, and the consummation of the transactions herein and therein contemplated and the fulfillment of the terms hereof and thereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under either the Company or any of its Subsidiaries: (i) respective organizational documents, (ii) in violation of or in default under any agreement, lease, contract, indenture, mortgage, deed of trust or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound, or (iii) any law, order, rule or regulation, judgment, order, writ or decree applicable to such entity of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over such entity, its properties or assets.

(v) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement and the Warrant Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company. On the Closing Date and on the Option Closing Date, if any, the Warrant Agreement will have been duly executed and delivered by the Company and will constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally; (ii) as such enforceability is subject to equitable principles of general applicability (regardless of whether enforcement is considered in a proceeding in equity or at law); and (iii) as enforceability of any indemnification and contribution provisions may be limited under state or federal securities laws.

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(w) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the Warrant Agreement, and the consummation of the transactions herein and therein contemplated (except for such additional steps as may be required by the Commission, or the Financial Industry Regulatory Authority, Inc. (“FINRA”) or such additional steps as may be necessary to qualify the Units for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(x) The Company and each of its Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their business.

(y) Neither the Company nor any of its Subsidiaries, nor to the Company’s knowledge, any of their affiliates, has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Units to facilitate the sale or resale of the Units in connection with the offering contemplated hereby.

(z) The Company is not and, after giving effect to the offering and sale of the Units contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the Commission thereunder.

(aa) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Company SEC Documents, the Company has not identified any material weaknesses in the design or operation of the Company’s internal control over financial reporting.

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(bb) The Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act), are designed to ensure that all information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is made known to the principal executive officer and the principal financial officer of Company by others within the Company to allow timely decisions regarding required disclosure as required under the Exchange Act and is recorded, processed, summarized and reported within the time periods specified by the Commission’s rules and forms. The Company has evaluated the effectiveness of the Company’s disclosure controls and procedures and, to the extent required by applicable law, presented in any applicable Company SEC Document that its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation.

(cc) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(dd) Neither the Company, its Subsidiaries, nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ee) The Company and each of its Subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its Subsidiaries would have any liability; neither the Company nor any of its Subsidiaries has incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any of its Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

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(ff) Except as disclosed in the Registration Statement, the General Disclosure Package, the Disclosure Package, and the Prospectus, to the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders or special advisors (prior to the sale of Units contemplated by this Agreement).

(gg) There are no relationships or related-party transactions involving the Company or any other person required to be described in the Registration Statement, the General Disclosure Package and the Prospectus which have not been described as required.

(hh) Neither the Company nor any of its Subsidiaries nor any other person in each case acting on behalf of the Company or any of its Subsidiaries (other than the Underwriters) has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law which violation is required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(ii) To the Company’s knowledge, all information contained in the questionnaires completed by each of the Company’s directors, officers and 5% or greater stockholders and provided to the Representative is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by the any such officer, director or 5% or greater stockholders to become inaccurate and incorrect in any respect.

(jj) There are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any of the Company’s directors or officers with respect to the sale of the Units hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of the Company’s directors, officers, or 5% or greater stockholders that may reasonably be expected to affect the Underwriters’ compensation, as determined by FINRA. The Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Effective Date. None of the net proceeds of the offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

(kk) The Company has entered into a warrant agreement with respect to the Warrants, which agreement is substantially in the form of Exhibit 4.4 to the Registration Statement (the “Warrant Agreement”).

(ll) The Company has caused to be duly executed legally binding and enforceable agreements (except (i) as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally; (ii) as enforcement thereof is subject to equitable principles of general applicability (regardless of whether enforcement is considered in a proceeding in equity or at law); and (iii) as enforceability of any indemnification and contribution provisions may be limited under state or federal securities laws) in the form attached hereto as Exhibit A (the “Insider Letters”), pursuant to which certain stockholders and each of the officers and directors of the Company has agreed to certain matters including, but not limited to, restrictions on the sale of securities of the Company held by such persons.

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(mm) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no executive officer, director or special advisor of the Company or any of its Subsidiaries is subject to any non-competition or non-solicitation agreement with any employer or prior employer which could reasonably be expected to materially affect his or her ability to be an executive officer, director or 5% or greater stockholder of the Company.

(nn) Upon delivery and payment for the Firm Units on the Closing Date and the filing of the Closing 8-K (as defined below) promptly thereafter, the Company will not be subject to Rule 419 under the Securities Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act.

(oo) Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not presently have any specific business combination under consideration or contemplation and the Company has not, nor has anyone on its behalf, either directly or indirectly, contacted any potential target business or their representatives or had any discussions, formal or otherwise, with any of the foregoing with respect to effecting a business combination with the Company. The Company has not engaged or retained any agent or other representative to identify or locate any suitable target.

(pp) The Company has not provided investors with any material information (including oral information other than oral information that is contained in Schedule II hereto) in connection with the offering of securities, other than information that is contained in the Preliminary Prospectus, Registration Statement, the Prospectus, any amendment or supplement thereto or document incorporated by reference therein, or any “road show” (as defined in Rule 433 under the Securities Act) for the offering.

2.	Purchase, Sale and Delivery of the Firm Units.

(a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, the Firm Units at a price of $4.23 per Unit (the “Initial Purchase Price”) payable to the Underwriter subject to any adjustments as may be made in accordance with Section 12 hereof.

(b) Payment for the Firm Units to be sold hereunder is to be made in Federal (same day) funds against delivery of certificates therefor to the Representative for the several accounts of the Underwriters; provided, however, that payment in the amount of $2,893,888 shall be considered delivered to the Company based upon the cancellation of certain of the Company’s promissory notes in such aggregate amount, including principal and accrued interest, for which the Underwriters shall deliver to such holders 643,076 Firm Units (the “Note Conversion Units”). Such payment and delivery are to be made through the facilities of The Depository Trust Company (“DTC”), New York, New York at 10:00 a.m., New York time, on the third business day after the date of this Agreement (or the fourth business day following the date of this Agreement, if the offering is priced after 4:30 p.m., New York time) or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” (As used herein, “business day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.) The certificates for the Firm Units will be delivered in such denominations and in such registrations as the Representative request in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Representative at least one business day prior to the Closing Date.

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(c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters the Over-allotment Option to purchase the Option Units at the same price per Unit as is set forth in the first paragraph of this Section 2 with respect to the Firm Units. The Over-allotment Option granted hereby may be exercised in whole or in part, from time to time, by giving written notice at any time within 45 days after the date of this Agreement, by you, as Representative of the several Underwriters, to the Company which notice shall set forth the number of Option Units as to which of the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Units are to be delivered shall be determined by the Representative but shall not be earlier than three (3) nor later than ten (10) full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The Over-allotment Option granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriter. You, as Representative of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the Over-allotment Option is exercised, payment for the Option Units shall be made on the Option Closing Date in Federal (same day funds) through the facilities of DTC in New York, New York drawn to the order of the Company. Payment for the Option Units shall be made on the Option Closing Date by wire transfer in Federal (same day) funds, as follows: $4.23 per Option Unit sold and then delivery to you of certificates (in form and substance satisfactory to the Representative) representing the Option Units sold (or through the facilities of DTC) for the account of the Underwriters.

3.	Offering by the Underwriters.

It is understood that the several Underwriters are to make a public offering of the Firm Units as soon as the Representative deem it advisable to do so. The Firm Units are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representative may from time to time thereafter change the public offering price and other selling terms. It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Units in accordance with any master agreement among underwriters entered into by you and the several other Underwriters.

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4.	Covenants of the Company.

The Company covenants and agrees with the several Underwriters, and solely with respect to Section 4(b), the Underwriters covenant and agree with the Company, that:

(a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A or 430C of the Rules and Regulations and (ii) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

(b) The Company and each of the Underwriters will not make any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission under Rule 433 under the Securities Act.

(c) The Company will advise the Representative immediately (i) when the Registration Statement or any post-effective amendment thereto shall have become effective, (ii) of receipt of any comments from the Commission, (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the General Disclosure Package or the Prospectus or for any additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Securities Act. The Company will use its reasonable best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.

(d) The Company will cooperate with the Representative in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Securities.

(e) The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of the Preliminary Prospectus as the Representative may reasonably request. The Company will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Securities Act) is required under the Securities Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request. The Company will deliver to the Representative at or before the Closing Date, upon request, two signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representative such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representative may reasonably request.

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(f) The Company will comply with the Securities Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Units as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Securities Act) is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company will promptly prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law.

(g) If the General Disclosure Package is being used to solicit offers to buy the Units at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any applicable law, the Company promptly will prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package.

(h) Prior to the Closing Date, if requested, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(i) For a period commencing on the date hereof and ending on the date immediately following the ninety (90) day anniversary of the Closing Date, neither the Company nor any of its Subsidiaries shall, without the prior written consent of the Underwriter, directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Act), any Convertible Securities (as defined below), any preferred stock or any purchase rights relating to any of the foregoing. Notwithstanding the foregoing, this Section 4(i) shall not apply in respect of the issuance of (i) shares of Common Stock or standard options to purchase Common Stock to directors, officers, employees or consultants of the Company in their capacity as such pursuant to an Approved Share Plan (as defined below), provided that (A) all such issuances (taking into account the shares of Common Stock issuable upon exercise of such options) after the date hereof pursuant to this clause (i) do not, in the aggregate, exceed more than five percent (5%) of the Common Stock issued and outstanding immediately prior to the date hereof and (B) such options are not amended to increase the number of shares issuable thereunder or to lower the exercise price thereof or to otherwise materially change the terms or conditions thereof; (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Share Plan that are covered by clause (i) above) issued prior to the date hereof, provided that such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Share Plan that are covered by clause (i) above) have not been amended since the date of this Agreement to increase the number of shares issuable thereunder or to lower the exercise or conversion price thereof or otherwise materially change the terms or conditions thereof (it being understood that any increase in the number of such securities or decrease in the exercise price, exchange price or conversion price that are provided for under the terms of such securities as of the date of this Agreement shall not be deemed an amendment to such securities); and (iii) shares of Common Stock or Convertible Securities issued as consideration in a merger, consolidation or acquisition of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital) by the Company or any of its subsidiaries, or as consideration for the acquisition of a business, product or license by the Company or any of its Subsidiaries (each of the foregoing in clauses (i), (ii), and (iii), collectively the “Excluded Securities”). “Approved Share Plan” means any employee benefit plan which has been approved by the board of directors of the Company or a committee thereof prior to or subsequent to the date hereof pursuant to which shares of Common Stock and standard options to purchase Common Stock may be issued to any employee, officer or director for services provided to the Company in their capacity as such. “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

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(j) The Company shall apply the net proceeds of its sale of the Units as set forth in the Registration Statement, General Disclosure Package and the Prospectus and shall file such reports with the Commission with respect to the sale of the Units and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Securities Act.

(k) The Company will maintain a transfer agent, warrant agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Units, Common Stock and Warrants, as applicable.

(l) The Company will not take, directly or indirectly, any action that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company until completion of the distribution of the Units in the offering contemplated hereby.

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(m) For a period of five (5) years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated, the Company will maintain the registration of the Securities under the provisions of the Exchange Act (except in connection with a going private transaction).

(n) For a period of five (5) years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated (or the Company ceases public reporting as a result of a going private transaction or other business combination), the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information and the filing of the Company’s Form 10-Q quarterly report.

(o) The Company will take all necessary actions to ensure that, upon and at all times after the effectiveness of the Registration Statement, it will be in compliance in all material respects with all provisions of the Sarbanes-Oxley Act that are then in effect and applicable to it.

(p) For a period of five (5) years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company, upon request from the Representative, will furnish to the Representative (i) copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of securities, and promptly furnish to the Representative a copy of such registration statements, financial statements and periodic and special reports as the Company shall be required to file with the Commission and from time to time furnishes generally to holders of any such class of its securities, and (ii) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request, in each such case subject to the execution of a confidentiality agreement reasonably satisfactory to the Company.

(q) For a period of five (5) years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company will not take any action or actions which may prevent or disqualify the Company’s use of Form S-1 (or other appropriate form) for the registration of the Warrants and the Common Stock issuable upon exercise of the Warrants, under the Securities Act (except in connection with a going private transaction).

(r) The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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(s) At or prior to the commencement of separate trading of the Warrants and Common Stock, the Company shall promptly issue a press release and file a Current Report on Form 8-K announcing that separate trading of the Warrants and Common Stock will begin.

(t) The Company shall advise FINRA if it is aware that any 5% or greater securityholder of the Company becomes an affiliate or associated person of a FINRA member participating in the distribution of the Units.

(u) The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its amended and restated certificate of incorporation or bylaws.

(v) The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable upon exercise of any of the Warrants and outstanding from time to time.

(w) During such time as the Securities, Common Stock and Warrants are quoted on the NASDAQ Capital Market, the Company shall provide to the Representative, at its expense, to the extent reasonably available, such reports published by FINRA or the NASDAQ Capital Market relating to price and trading of the Securities, Common Stock and Warrants, as the Representative shall reasonably request. In addition to the requirements of the preceding sentence, for a period of two (2) years from the Closing Date, the Company, at its expense, shall, upon request, provide the Representative a subscription to the Company’s weekly Depository Transfer Company Security Position Reports.

(x) The Company will endeavor in good faith, in cooperation with the Representative, at or prior to the time the Registration Statement becomes effective, to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably designate, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. Until the earliest of (i) the date on which all Underwriters shall have ceased to engage in market-making activities in respect of the Securities, (ii) the date on which the Securities are listed or quoted, as the case may be, on the New York Stock Exchange, the NYSE Amex Equities or the Nasdaq Stock Market (or any successor to such entities) and (iii) the date of the liquidation of the Company (the period from the Effective Date to such earliest date, the “Blue Sky Compliance Period”), in each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required to qualify the Securities for offering and sale under the securities laws of such jurisdiction.

(y) During the Blue Sky Compliance Period, the Company shall promptly take such action as may be reasonably requested by the Representative to maintain secondary market trading in such other states as may be reasonably requested by the Representative.

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(z) The Representative shall have an irrevocable right for a period of twelve (12) months from the Closing Date to purchase for its account or to sell for the account of the Company, or any subsidiary of or successor to the Company any securities of the Company or any such subsidiary or successor which the Company or any such subsidiary or successor may seek to sell in public or private offerings of the Company or any subsidiary of or successor to the Company of its subsidiaries, whether with or without or through an underwriter, placement agent or broker-dealer. The Company and any such subsidiary or successor will consult the Representative with regard to any such proposed financing and will offer the Representative the opportunity to purchase or sell any such securities on terms not more favorable to the Company or any such subsidiary or successor, as the case may be, than it or they can secure elsewhere. If the Representative fails to accept such offer within fifteen (15) business days after the mailing of a notice containing the material terms of the proposed financing proposal by registered mail or overnight courier service addressed to the Representative, then the Representative shall have no further claim or right with respect to the financing proposal contained in such notice. If, however, the terms of such financing proposal are subsequently modified in any material respect, the preferential right referred to herein shall apply to such modified proposal as if the original proposal had not been made. The Representative’s failure to exercise its preferential right with respect to any particular proposal shall not affect its preferential rights relative to future proposals during the aforesaid twelve (12) month period. For avoidance of doubt, the right of first refusal set forth in this Section 4(z) shall not apply to any resale offerings of the Company’s securities by its security holders. The Underwriters shall not purchase for their own accounts any securities from the Company or any subsidiary or successor for the 90-day period beginning on the Effective Date.

5.	Costs and Expenses.

(a) The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement and the Listing Application; the filing fees of the Commission; the filing fees, costs and expenses (including reasonable fees and disbursements of Underwriters’ counsel) incident to securing any required review by FINRA of the terms of the sale of the Units; the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; the printing (or reproduction) and delivery of this Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; the registration of the Securities under the Exchange Act and the quotation of the Securities on the NASDAQ Capital Market; and any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and fees for counsel relating to such memorandum, survey, registration and qualification). Notwithstanding the foregoing, (i) each party will pay for their own hotel and commercial airfare expenses incurred in connection with presentations to prospective purchasers of the Units (the “Roadshow”); and (ii) all other incidental costs and expenses in connection with the Roadshow will be paid by the Underwriters. The Company shall not, however, be required to pay for any of the Underwriters’ expenses except as otherwise specifically provided herein and except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied by reason of any failure or refusal on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure or refusal is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Units or in contemplation of performing their obligations hereunder. The Company shall not be required to pay for any of the Underwriters’ expenses if this Agreement is terminated pursuant to Section 12 hereof.

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(b) The Company further agrees that, in addition to the expenses payable pursuant to Section 5(a), on the Closing Date it will pay to the Representative a non-accountable expense allowance equal to two percent (2%) of the gross proceeds received by the Company from the sale of the Firm Units by deduction from the proceeds of the offering contemplated herein. The $30,000 retainer amount previously paid by the Company to the Representative shall be deducted from this non-accountable expense allowance amount to be paid to the Representative.

6.	Conditions of Obligations of the Underwriters.

The several obligations of the Underwriters to purchase the Firm Units on the Closing Date and the Option Units, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a) The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus shall have been filed as required by Rule 424 under the Securities Act, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Units.

(b) The Representative shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, the opinion of Roetzel & Andress LPA, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters with the opinions set forth in Exhibit B attached hereto.

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(c) The Representative shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of Creason & Associates, PLLC confirming that they are an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable Rules and Regulations and the PCAOB and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement, the General Disclosure Package and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related Rules and Regulations; containing such other statements and information as are ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(d) The Representative shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

(i) The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement and no order preventing or suspending the use of the Preliminary Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

(ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be (except for representations and warranties which refer to a particular date, in which case such representations and warranties shall be true and correct as of such date);

(iii) All filings required to have been made pursuant to Rules 424, 430A, 430B or 430C under the Securities Act have been made as and when required by such rules;

(iv) He or she has carefully examined the General Disclosure Package and, in his or her opinion, as of the Applicable Time, the statements contained in the General Disclosure Package did not contain any untrue statement of a material fact, and such General Disclosure Package did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

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(v) He or she has carefully examined the Registration Statement and, in his or her opinion, as of the effective date of the Registration Statement, the Registration Statement and any amendments thereto did not contain any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment;

(vi) He or she has carefully examined the Prospectus and, in his or her opinion, as of its date and the Closing Date or the Option Closing Date, as the case may be, the Prospectus and any amendments and supplements thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(vii) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, operations, financial condition or prospects of the Company, whether or not arising in the ordinary course of business.

(e) The Company shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.

(f) The Company shall have delivered to the Representative executed copies of the Warrant Agreement and each of the Insider Letters.

(g) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(h) No order preventing or suspending the sale of the Units in any jurisdiction designated by the Representative pursuant to Section 4(hh) hereof shall have been issued as of the Closing Date, and no proceedings for that purpose shall have been instituted or shall have been threatened.

(i) The Securities shall have been authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the NASDAQ Capital Market and the Company’s shares of Common Stock shall have commenced trading on the NASDAQ Capital Market no later than the day prior to the Closing Date.

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(j) The Company shall have furnished to the Representative, at least twenty four (24) hours prior to the Closing Date, a certificate executed by the Company’s Chief Executive Officer or Chief Financial Officer specifically identifying the name and number of Firm Units issuable to the recipients of the Note Conversion Units.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representative and to Greenberg Traurig, P.A., counsel for the Representative.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 7 hereof).

7.	Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless each Underwriter, its affiliates and each of its and their respective directors, officers, members, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, or in any “road show” (as defined in Rule 433 under the Securities Act) for the offering (“Marketing Materials”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Marketing Materials, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any breach of the representations and warranties of the Company contained herein or failure of the Company to perform its obligations hereunder or pursuant to any law, any act or failure to act, or any alleged act or failure to act, by any Underwriter in connection with, or relating in any manner to, the Units or the offering of the Units contemplated herein, and which is included as part of or referred to in any loss, claim, damage, expense, liability, action, investigation or proceeding arising out of or based upon matters covered by subclause (i), (ii) or (iii) above of this Section 7(a) (provided that the Company shall not be liable in the case of any matter covered by this subclause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, expense or liability resulted directly from any such act or failure to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse the Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Preliminary Prospectus, any Registration Statement or the Prospectus, or any such amendment or supplement thereto, made in reliance upon and in conformity with written information furnished to the Company by the Representative by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 11). This indemnity agreement is not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

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(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Representative by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 11), and shall reimburse the Company for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred. Notwithstanding the provisions of this Section 7(b), in no event shall any indemnity by an Underwriter under this Section 7(b) exceed the total compensation received by such Underwriter in accordance with Section 2.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, promptly notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7 or to the extent that such failure to notify will not have a Material Adverse Effect on the indemnifying party. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, which consent shall not be unreasonably withheld, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a) or the Underwriters in the case of a claim for indemnification under Section 7(b), (ii) such indemnified party shall have been advised by its counsel in writing that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and a conflict exists, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Representative if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties. Subject to this Section 7(c), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other reasonable expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

23

(d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or Section 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Units, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriters in connection with the offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by the Underwriters for use in the Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information (as defined in Section 11). The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the total compensation received by such Underwriter in accordance with Section 2 less the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 7(d) are several in proportion to their respective obligations and not joint.

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8.	Notices.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows:

if to the Underwriters:

Merriman Capital, Inc.

600 California Street, 9th Floor

San Francisco, CA 94108

Attn: D. Jonathan Merriman, Chief Executive Officer

Dawson James Securities, Inc.

925 S. Federal Highway,

6th Floor

Boca Raton, FL 33432 Attn: Donald Shek

with copies (which shall
not constitute notice) to:

Merriman Capital, Inc.

600 California Street, 9th Floor

San Francisco, CA 94108

Attn: Michael C. Doran, Esq., General Counsel

Greenberg Traurig, P.A.

5100 Town Center Circle, Suite 400

Boca Raton, FL 33433

Attn: Bruce Rosetto, Esq.

25

if to the Company, to:	Chanticleer Holdings, Inc. 11220 Elm Lane, Suite 203 Charlotte, NC 28277 Attn: Michael D. Pruitt

with copies (which shall
not constitute notice) to:	Roetzel & Andress LPA 350 East Las Olas Blvd., Suite 1150 Fort Lauderdale, FL 33301 Attn: Joel D. Mayersohn, Esq.

9.	Termination.

This Agreement may be terminated by you by notice to the Company (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Units) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, a Material Adverse Effect shall have occurred, (ii) trading in securities generally on the New York Stock Exchange, Nasdaq Capital Market, or the NYSE Amex Equities or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (iii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iv) the United States shall have become engaged in hostilities, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representative, in its sole discretion, impracticable or inadvisable to proceed with the sale or delivery of the Units on the terms and in the manner contemplated in the Preliminary Prospectus and the Prospectus; or (b) as provided in Sections 6 and 12 of this Agreement.

10.	Successors.

This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Units from any Underwriter shall be deemed a successor or assignee merely because of such purchase.

26

11.	Information Provided by Underwriters.

The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, the Preliminary Prospectus or the Prospectus consists of the information set forth in the third, fourth, fifth, sixth, eighth and last sentence of the thirteenth paragraph under the caption “Underwriting” in the Prospectus and each Underwriter’s name as contained on the cover page of the Prospectus (the “Underwriters’ Information”).

12.	Default by Underwriters.

If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Units which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representative of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Units which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representative, shall not have procured such other Underwriters, or any others, to purchase the Units agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Units with respect to which such default shall occur does not exceed 10% of the Units to be purchased on the Closing Date or the Option Closing Date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Units which they are obligated to purchase hereunder, to purchase the Units which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Units with respect to which such default shall occur exceeds 10% of the Units to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company or you as the Representative of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Section 7 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 12, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representative, may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 12 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

13.	Absence of Fiduciary Duty.

The Company acknowledges and agrees that:

27

(a) the Underwriters’ responsibility to the Company is solely contractual in nature, the Underwriters have been retained solely to act as underwriters in connection with the offering of the Units contemplated herein and no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters or the Representative have advised or are advising the Company on other matters;

(b) the price of the Units set forth in this Agreement was established following arms-length negotiations and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it has been advised that the Underwriters and the Representative and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) it waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

14.	Miscellaneous.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants contained in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Units under this Agreement.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the law of the State of Florida. In any proceeding relating to the Registration Statement, the Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party hereby (i) irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of Florida and the courts of the State of Florida located in Palm Beach county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each party hereto consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained in this section shall affect or limit any right to serve process in any other manner permitted by law.

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If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

[Signature Page Follows]

29

Very truly yours,

CHANTICLEER HOLDINGS, INC

By ______________________
Michael D. Pruitt, Chief Executive Officer

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

MERRIMAN CAPITAL, INC.

By ______________________
Authorized Officer

As Representative of the
Underwriters listed on Schedule I

DAWSON JAMES SECURITIES, INC.

By ______________________
Authorized Officer

As Representative of the
Underwriters listed on Schedule I

Very truly yours,

CHANTICLEER HOLDINGS, INC

By ______________________

Michael D. Pruitt, Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

MERRIMAN CAPITAL, INC.

By ______________________

Authorized Officer

As Representative of the Underwriters listed on Schedule I

DAWSON JAMES SECURITIES, INC.

By ______________________

Authorized Officer

As Representative of the Underwriters listed on Schedule I

Very truly yours,

CHANTICLEER HOLDINGS, INC

By ______________________________
Michael D. Pruitt, Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

MERRIMAN CAPITAL, INC.

By ______________________________
Authorized Officer

As Representative of the Underwriters listed on Schedule I

DAWSON JAMES SECURITIES, INC.

By ______________________________
Authorized Officer

As Representative of the Underwriters listed on Schedule I

SCHEDULE I
Schedule of Underwriters

Underwriter	Number of Firm Units to be Purchased
Merriman Capital, Inc.	1,629,633
Dawson James Securities, Inc.	814,817

Total	2,444,450

SCHEDULE II

None.

EXHIBIT A

FORM OF INSIDER LETTER AGREEMENT

Merriman Capital, Inc.

600 California Street

9th Floor

San Francisco, CA 94108

Dawson James Securities, Inc.

925 S. Federal Highway

6th Floor

Boca Raton, Florida 33432

As Representatives of the Underwriters

Ladies and Gentlemen:

The undersigned understands that Merriman Capital, Inc. and Dawson James Securities, Inc. (collectively, the “Representatives”) and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of units (the “Units”) of Chanticleer Holdings, Inc., a Delaware corporation (the “Company”), with each Unit consisting of one share of the Company’s common stock, $0.0001 par value (the “Common Stock”), and one warrant (“Warrant”) to purchase one share of Common Stock, and that the Underwriters propose to reoffer the Units to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Representatives, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Stock of the Company (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and shares of Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Stock, or (2) establish or increase a put equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, (whether by actual sale or effective economic sale due to cash settlement or otherwise), or (3) enter into any swap or other derivative transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1), (2), or (3) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, for a period of 180 days after the date of the final prospectus relating to the Offering (such 180-day period, the “Lock-Up Period”), other than (a) bona fide gifts, (b) transfers to a trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (c) transfers upon death pursuant to the laws of descent and distribution or pursuant to wills, (d) exercises of options and warrants to acquire shares, so long as the underlying shares remain subject to this Letter Agreement, (e) if the undersigned is a corporation, partnership or other business entity, transfers to another corporation, partnership or other business entity that is a direct or indirect affiliate of the undersigned; provided that, in the case of clauses (a), (b), (c), and (e), the recipient of such gift, transfer, issuance or pledge shall, prior to such gift, transfer, issuance or pledge agree with the Underwriters, in a writing executed and delivered to the Underwriters, to be bound by the terms of this Letter Agreement. For purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

A-1

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representatives waive, in writing, such extension. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Letter Agreement during the period from the date of this Letter Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s securities upon issuance except in compliance with the foregoing restrictions during the Lock-Up Period. In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

If the undersigned is an executive officer or director of the Company, the undersigned agrees, represents and warrants that the undersigned’s biographical information furnished to the Company and included in the Registration Statement on Form S-1 (File No. 333178307) (the “Registration Statement”) filed by the Company with the Commission is true and accurate in all respects and does not omit any material information with respect to the undersigned’s background. The undersigned further represents and warrants that the undersigned has not been involved in any legal proceedings during the past ten years described in Item 401(f) of Regulation S-K, except as may be disclosed in the Registration Statement.

A-2

[FOR PRUITT LETTER ONLY: In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity relating to owning and operating Hooters franchises internationally, including the acquisition or formation of any entity or entering into any joint venture, until the later of: (i) the expiration of the Lock-Up Period or (ii) such time as the undersigned ceases to be an officer or director of the Company.]

The undersigned understands that the Company and the Underwriters are relying upon this Letter Agreement in proceeding toward consummation of the Offering. The represents and warrants that the undersigned has the full right and power, without violating any agreement by which the undersigned is bound, to enter into this Letter Agreement. The undersigned further understands that this Letter Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns; provided that this Letter Agreement shall automatically terminate (i) if for any reason the Underwriting Agreement is terminated prior to the closing of the Offering or (ii) if, prior to the execution and delivery of the Underwriting Agreement, the Company notifies the undersigned and the Representatives that it will not be proceeding with the Offering.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representatives.

This Letter Agreement may be executed via facsimile or electronic (including PDF) signature, which shall be deemed an original.

This Letter Agreement will be governed by and construed in accordance with the laws of the State of Florida, without giving effect to any choice of law or conflicting provision or rule (whether of the State of Florida, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Florida to be applied. In furtherance of the foregoing, the internal laws of the State of Florida will control the interpretation and construction of this Letter Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

[Signature page follows]

A-3

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:_________________________________

Name:______________________________

Title:_______________________________

Dated:_________________

EXHIBIT B

Opinions

1. The Company is a validly existing corporation in good standing under the laws of the State of Delaware and has the corporate power to own, lease and operate its properties and to conduct its business as now being conducted and described in the Registration Statement and the Prospectus.

2. To our knowledge, except as described in or expressly contemplated by the Registration Statement, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock in the Company. The authorized Common Stock of the Company conforms as to legal matters to the description thereof contained in the prospectus under the caption “Description.” The authorized Units Shares and Warrants conform as to legal matters in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus. To our knowledge, the authorized and outstanding capital stock of the Company is as set forth in the Prospectus.

3. The Securities have been duly authorized and, when issued and paid for in accordance with the Prospectus, will be validly issued, fully paid and non-assessable. The Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company arising by operation of law or under the Charter Documents. The Warrants, when issued and paid for, will constitute valid and binding obligations of the Company and enforceable against the Company in accordance with their terms.

4. The Underwriting Agreement has been duly authorized, executed, and delivered by the Company and it constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (b) as enforceability of any indemnification or contribution provisions may be limited under the federal and state securities laws; and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

5. The execution, delivery and performance of the Underwriting Agreement, the issuance and sale of the Securities, the consummation of the transactions contemplated thereby, and compliance by the Company with the terms and provisions thereof, do not and will not, with or without the giving of notice or the lapse of time, or both, (a) to our knowledge, conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or modification of any lien or security interest upon any of the properties or assets of the Company pursuant to the terms of, any mortgage, deed of trust, note, indenture, loan, contract, commitment or other agreement or instrument filed or required to be filed as an exhibit to the Registration Statement; (b) result in any violation of the provisions of the Charter Documents; or (c) to our knowledge, violate any United States statute or any judgment, order or decree, rule or regulation applicable to the Company.

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6. The Registration Statement and the Prospectus (other than the financial statements and other financial data included therein, as to which we express opinion), each as of their respective dates, complied as to form in all material respects with the requirements of the Act and regulations promulgated thereunder. The Securities conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. No United States federal or state statute or regulation required to be described in the Prospectus is not described as required, nor, to our knowledge, are any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement not so described or filed as required.

7. Based on our review of the Notice of Effectiveness on the Securities and Exchange Commission’s web site, the Registration Statement is effective under the Act. To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or threatened under the Act or applicable state securities laws. The Registration Statement, the Prospectus, and each amendment or supplement thereto, as of their respective effective dates (other than the consolidated financial statements included therein or in exhibits to or excluded from the Registration Statement, as to which no opinion need be rendered), comply as to form in all material respects with the applicable requirements of the Act.

8. The Common Stock has been approved for listing on The Nasdaq Stock Market LLC.

9. To our knowledge, there is no action, suit, or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or threatened against the Company that is required to be described in the Registration Statement.

10. The Company is not, and after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

11. The Company will not, upon delivery and payment for the Units on the Closing Date, be subject to Rule 419 under the Act and none of the Company’s outstanding Securities will be deemed on the Closing Date to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act.

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